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                                                                     EXHIBIT 3.2

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT



         REGISTRATION RIGHTS AGREEMENT, between BrandPartners Group, Inc. (the "Company") and each of the Holders (as such term is defined below) listed on Schedule A hereto. Terms not otherwise defined herein shall have the meanings ascribed in the Private Placement Memorandum (as such term is defined below).

         WHEREAS, the Company has offered for sale through Broadband Capital Management LLC (the "Placement Agent"), as exclusive agent for the Company, units (each, a "Unit," collectively, "Units") consisting of (i) between 58,394 and 94,118 shares of the Company's common stock, par value $.01 per share, at a minimum price of $1.00 per share and a maximum price of $1.65 per share ("Common Stock"), (ii) warrants, at a price of $.05 per warrant, to purchase between 58,394 and 94,118 shares of Common Stock, exercisable at a price of $2.00 per share until November 30, 2006 (the "$2 Warrants"), and (iii) warrants, at a price of $.025 per warrant, to purchase between 58,394 and 94,118 shares of Common Stock exercisable at a price of $3.00 per share, until November 30, 2006 (the "$3 Warrants"), at an offering price of $100,000 per Unit (the "Offering"), as further described in the BrandPartners Group, Inc. Confidential Private Placement Memorandum dated October 23, 2001 (the "Private Placement Memorandum");


         WHEREAS, each individual or entity listed on Schedule A hereto (each, a "Holder") has purchased a Unit or Units in connection with the Offering; and

         WHEREAS, the Company has agreed to register the Common Stock, the $2 Warrants and the $3 Warrants (collectively, the "Warrants") and the shares underlying the Warrants (the "Warrant Shares") offered through the Offering on the terms and conditions provided herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  REGISTRATION STATEMENT.

         Within sixty (60) days after the final closing of the Offering, the Company shall file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (a "Registration Statement") or such other appropriate form in accordance with the Securities Act of 1933, as amended (the "Securities Act"), covering the Common Stock, the Warrants and the Warrant Shares (collectively, the "Registrable Securities"). The Company shall use all reasonable efforts to have such Registration Statement declared effective within ninety (90) days after such filing, and to maintain the effectiveness and use of such Registration Statement for a period of no less than 270 days following the effective date thereof, or such shorter period ending when all Registrable Securities covered by such Registration Statement have been sold.


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     2.  OBLIGATIONS OF THE COMPANY. In connection with the filing of such
Registration Statement, the Company shall:

         2.1 Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

         2.2 Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         2.3 Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         2.4 Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

         2.5 Cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange on which similar securities listed by the Company are then listed.

         2.6 Provide a transfer agent and registrar for all Registrable Securities covered by such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later that the effective date of such registration.

     3.  OBLIGATIONS OF THE HOLDERS.


         Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder, the number of Registrable Securities owned and proposed to be sold by it, and any other information as shall be required to effect the registration of such



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Holder's Registrable Securities, and cooperate with the Company in preparing the
Registration Statement and in complying with the requirements of the Securities Act.

     4.  REGISTRATION EXPENSES.


         The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities, including without limitation all registration, listing, filing and qualification fees, printers and accounting fees, but excluding (i) underwriting discounts and commissions relating to the Registrable Securities, if any, and (ii) legal fees and disbursements of counsel retained by the Holders.

     5.  INDEMNIFICATION.


         5.1 To the extent permitted by law, the Company will indemnify each Holder, its directors, officers, shareholders, employees, agents and affiliates, legal counsel for the Holders, and each person controlling such Holder within the meaning of the Securities Act, with respect to which registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, against any losses, claims, damages, liabilities or actions in respect thereof (collectively, "Damages"), arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement filed pursuant hereto, prospectus offering circular or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any state securities laws or any rule or regulation promulgated under such laws and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and the Company will pay each such Holder any legal and other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 5.1 shall not apply to: (i) amounts paid in settlement of any such Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); (ii) any such Damages arising out of or a based upon any untrue statement or omission based upon written information furnished to the Company by such Holder and stated to be for use in connection with the offering of securities of the Company; or (iii) any such Damages arising out of or based upon such Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto.

         5.2 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors, officers, shareholders, employees, agents and affiliates, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its directors, officers, shareholders, employees, agents and affiliates, legal counsel, and each person controlling such



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other Holder within the meaning of the Securities Act, against all Damages arising out of or based upon arising any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement filed pursuant hereto, prospectus offering circular or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by such Holder of the Securities Act, the Exchange Act, or any state securities laws or any rule or regulation promulgated under such laws and relating to action or inaction required of such Holder in connection with any such registration, qualification or compliance; and such Holder will pay the Company or such other Holders any legal and other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such Registration Statement, prospectus, offering circular or other document in reliance on and in conformity with written information furnished to the Company by such Holder and stated to be for use in connection with the offering of securities of the Company; PROVIDED, HOWEVER, that the indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such Damages if settlement is effected without the consent of such Holder (which consent shall not unreasonably be withheld).

         5.3 Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so chooses, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

         5.4 If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Damages as



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well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         5.5 The obligations of the Company and the Holders under this Section 5 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement.

     6.  FAILURE TO TIMELY FILE REGISTRATION STATEMENT.


         Anything contained in this Agreement to the contrary notwithstanding, in the event the Company fails to cause a Registration Statement to become effective within 180 days after the final closing of the Offering, which period shall be extended for events beyond reasonable control of the Company, the exercise price of the Warrants shall be decreased in accordance with the terms of the Warrant Agreement.

     7.  NOTICES.


         7.1 Any notice or communication required or permitted hereunder shall be given in writing and shall be made by hand delivery, by confirmed facsimile, by overnight courier or by registered or certified mail, addressed (i) if to a Holder, to such Holder's address as set forth on Schedule A hereto, and (ii) if to the Company, to BrandPartners Group, Inc., 777 Third Avenue, New York, NY 10017, facsimile number (212) 421-2933, Attn: Edward T. Stolarski, with a copy to Modlin Haftel & Nathan LLP, 777 Third Avenue, New York, NY 10017, facsimile number (212) 832-1642, Attn: Charles M. Modlin, Esq.

         7.2 All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of overnight courier, on the business day after the date when sent, and (iii) in the case of registered or certified mail, on the third business day following such mailing.

     8.  MISCELLANEOUS.


         8.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of the conflict of laws thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and any Federal court located within New York County for any actions, suits or proceedings arising out of or relating to this Agreement. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the State of New York located in New York County or the courts of the United


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States of America located in New York County, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit of proceeding brought in any such court has been brought in an inconvenient forum.

         8.2 Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

         8.3 Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, excepts as expressly provided herein.

         8.4 If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         8.5 The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         8.6 This Agreement constitutes the entire contract among the Company and the Holders relative to the subject matter hereof.

         8.7 The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.








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         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year written below.

COMPANY

BrandPartners Group, Inc.

By:________________________
         Authorized Officer

PURCHASER(S)

If the Purchaser is an INDIVIDUAL, or if subscription is purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY by more than one individual:

--------------------------      ------------------------------------
DATE                            (Signature of Purchaser)

                                ------------------------------------
                                (Name Typed or Printed)

                                ------------------------------------
                                (Signature of Co-Purchaser, if any)

                                ------------------------------------
                                (Name Typed or Printed)

If Purchaser is an ENTITY:
                                ------------------------------------
                                Name of Entity Typed or Printed)


                                ------------------------------------
                                (Signature of Purchaser's Authorized Signatory)


                                -----------------------------------
                                (Name of Purchaser's Authorized Signatory
                                Typed or Printed)




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                                   SCHEDULE A



                               Holder Address             Number of
HOLDER NAME                    AND FACSIMILE NUMBER       REGISTRABLE SECURITIES